Exhibit 10.3
December 16, 2008
MasTec, Inc. and the other
Borrowers referred to below
800 Douglas Road, North Tower, 12th Floor
Coral Gables, Florida 33134
Attention: Chief Executive Officer

Ladies and Gentlemen:
     We refer to the Second Amended and Restated Loan and Security Agreement dated July 29, 2008 (as at any time amended, restated, modified or supplemented, the “Loan Agreement”), by and among MasTec, Inc., a Florida corporation (“MasTec”), certain of the Subsidiaries of MasTec which are identified on the signature pages hereto (together with MasTec, collectively, “Borrowers”), the financial institutions party thereto from time to time (the “Lenders”) and Bank of America, N.A., as administrative agent for the Lenders (the “Agent”). All capitalized terms used in this letter agreement, unless otherwise defined herein, shall have the meaning ascribed to such terms in the Loan Agreement.
     Borrowers have advised the Agent and the Lenders that MasTec North America, Inc., a Florida corporation (“MasTec North America”), has entered into a Stock Purchase Agreement dated as of October 4, 2008, as amended by that certain First Amendment to Stock Purchase Agreement dated as of December 2, 2008, and that certain Second Amendment to Stock Purchase Agreement dated as of December 13, 2008 (the “Purchase Agreement”), with Wanzek Construction, Inc., a North Dakota corporation (“Wanzek”), Trust B under the Amended and Restated Living Trust of Leo Wanzek dated February 2, 2000, a North Dakota trust (“Wanzek QTIP”), Janet L. Wanzek, a North Dakota resident (“Janet Wanzek”), Wanzek Construction 2008 Irrevocable Trust, a North Dakota trust (“Wanzek IDIT”), Jon L. Wanzek, a North Dakota resident (“Jon Wanzek”), and Jon L. Wanzek 2008 Two-Year Irrevocable Annuity Trust, a North Dakota trust (“Wanzek GRAT”; Wanzek QTIP, Janet Wanzek, Wanzek IDIT, Jon Wanzek, and Wanzek GRAT are collectively referred to herein as “Sellers” and individually as “Seller”), and Jon Wanzek in his capacity as Sellers’ Representative (“Sellers’ Representative”) pursuant to which MasTec North America proposes to purchase from Sellers and Sellers propose to sell to MasTec North America all of the issued and outstanding capital stock of Wanzek (the “Wanzek Stock”). The foregoing transaction is hereinafter referred to as the “Wanzek Acquisition”.
     Borrowers acknowledge that pursuant to Section 10.2.13 of the Loan Agreement, Borrowers may not consummate the Wanzek Acquisition unless such Acquisition constitutes a Permitted Acquisition under the Loan Agreement. Borrowers have represented to the Agent and the Lenders that, with the exception of the amount of the Purchase Price, the Wanzek Acquisition will constitute a Permitted Acquisition under the Loan Agreement and have requested, notwithstanding the fact that the Purchase Price of the Wanzek Acquisition exceeds the amount permitted under the Loan Agreement, that the Agent and the Lenders acknowledge and consent to the Wanzek Acquisition as a Permitted Acquisition under the Loan Agreement.
     The Agent and the Lenders are willing to acknowledge and consent to the Wanzek Acquisition as a Permitted Acquisition, subject to the terms and conditions set forth herein.
     The parties also desire to amend the Loan Agreement, subject to the terms and conditions set forth herein.
     NOW, THEREFORE, for the sum of TEN DOLLARS ($10.00) in hand paid and other good and valuable consideration, the receipt and sufficiency of which are hereby severally acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

     1. Acknowledgment of and Consent to Wanzek Acquisition as a Permitted Acquisition. At the request of Borrowers, the Agent and the Lenders hereby acknowledge and consent to the Wanzek Acquisition as a Permitted Acquisition, so long as the following conditions have been satisfied in form and substance satisfactory to the Agent on the date of the closing of the Wanzek Acquisition (which closing date shall be no later than January 2, 2009):
(i) Borrowers shall have satisfied all of the conditions to a Permitted Acquisition set forth in the Loan Agreement other than the Purchase Price requirement set forth in clause (c) of the definition of “Permitted Acquisition”;
(ii) The Purchase Price of the Wanzek Acquisition does not exceed $182,475,000 (excluding any earn-out payments due Sellers after the date hereof), which Purchase Price shall consist of (A) $50,000,000 in cash, (B) $62,475,000 in Equity Interests of MasTec (subject to fluctuations in value based on market conditions), (C) the assumption by MasTec of $15,000,000 of indebtedness owing by Wanzek, and (D) the incurrence of Subordinated Debt in the principal amount of $55,000,000; and
(iii) Borrowers shall have delivered to the Agent a duly executed Certificate Regarding Permitted Acquisition, in the form attached as Exhibit A hereto, together with all attachments thereto and other documents referenced therein and required to be delivered in connection therewith.
     2. Amendments to Loan Agreement. The Loan Agreement is hereby amended as follows:
     (a) By deleting the first paragraph of the definition of “Applicable Margin” contained in Section 1.1 of the Loan Agreement and the pricing grid set forth immediately thereafter, and by substituting in lieu thereof the following:
     Applicable Margin — a percentage equal to 1.25% with respect to Revolver Loans that are Base Rate Loans and 2.50% with respect to Revolver Loans that are LIBOR Loans; provided, that commencing on the first day of the calendar month immediately succeeding the third Business Day (each an “Adjustment Date”) after Agent’s receipt of the applicable financial statements and corresponding Compliance Certificate for each Fiscal Quarter ending on or after June 30, 2009, the Applicable Margin shall be increased or (if no Default or Event of Default exists) decreased, on a quarterly basis according to the performance of Borrowers as measured by the Leverage Ratio for the immediately preceding Fiscal Quarter of Borrowers, as follows:

		Applicable	Applicable Base
Level	Leverage Ratio	LIBOR Margin	Rate Margin
I	≥ 4.00 to 1.00	3.00%	1.75%
II	≥ 3.00 to l.00 but < 4.00 to 1.00	2.75%	1.50%
III	≥ 2.00 to l.00 but < 3.00 to 1.00	2.50%	1.25%
IV	≥ 1.50 to l.00 but < 2.00 to 1.00	2.25%	1.25%
V	≥ 1.00 to l.00 but < 1.50 to 1.00	2.125%	1.25%
VI	< 1.00 to 1.00	2.00%	1.25%

     (b) By deleting the definitions of “Base Rate” and “Federal Funds Rate” contained in Section 1.1 of the Loan Agreement, and by substituting in lieu thereof the following new definitions, in proper alphabetical sequence:
     Base Rate — for any day, a per annum rate equal to the greater of (a) the Prime Rate for such day; (b) the Federal Funds Rate for such day, plus 0.50%; or (c) Adjusted LIBOR Rate for a 30 day interest period as determined on such day, plus 1.00%.
     Federal Funds Rate — (a) the weighted average of interest rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers on the applicable Business Day (or on the preceding Business Day, if the applicable day is not a Business Day), as published by the Federal Reserve Bank of New York on the next Business Day; or (b) if no such rate is published on the next Business Day, the average rate (rounded up, if necessary, to the nearest 1/8 of 1%) charged to BofA on the applicable day on such transactions, as determined by Agent.
     (c) By adding the following new definitions of “Defaulting Lender”, “Prime Rate” and “Wanzek Sellers” to Section 1.1 of the Loan Agreement, in proper alphabetical sequence:
     Defaulting Lender — any Lender that (a) fails to make any payment or provide funds to Agent or any Borrower as required hereunder or is in breach of or fails otherwise to perform its obligations under any Loan Document, and such failure is not cured within one Business Day, or (b) is the subject of any Insolvency Proceeding.
     Prime Rate — the rate of interest announced by BofA from time to time as its prime rate. Such rate is set by BofA on the basis of various factors, including its costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above or below such rate. Any change in such rate announced by BofA shall take effect at the opening of business on the day specified in the public announcement of such change.
     Wanzek Sellers — shall have the meaning ascribed to “Sellers” in that certain Stock Purchase Agreement dated as of October 4, 2008, as at any time amended, modified, restated or supplemented, among MasTec, MasTec North America, Wanzek Construction, Inc., a North Dakota corporation, Trust B under the Amended and Restated Living Trust of Leo Wanzek dated February 2, 2000, a North Dakota trust, Janet L. Wanzek, a North Dakota resident, Wanzek Construction 2008 Irrevocable Trust, a North Dakota trust, Jon L. Wanzek, a North Dakota resident, and Jon L. Wanzek 2008 Two-Year Irrevocable Annuity Trust, a North Dakota trust, and Jon Wanzek in his capacity as sellers’ representative.

     (d) By adding a new subclause (z) to Section 2.3.1(i) of the Loan Agreement, so that Section 2.3.1(i) of the Loan Agreement reads in its entirety as follows:
     (i) Each Borrower acknowledges that Issuing Bank’s willingness to issue any Letter of Credit is conditioned upon Issuing Bank’s receipt of (A) an LC Application with respect to the requested Letter of Credit and (B) such other instruments and agreements as Issuing Bank may customarily require for the issuance of a letter of credit of equivalent type and amount as the requested Letter of Credit. Issuing Bank shall have no obligation to issue any Letter of Credit unless (x) Issuing Bank receives an LC Request and LC Application at least 3 Business Days prior to the date of issuance of a Letter of Credit, (y) each of the LC Conditions is satisfied on the date of Issuing Bank’s receipt of the LC Request and at the time of the requested issuance of a Letter of Credit, and (z) if a Defaulting Lender exists, such Lender or Borrowers have entered into arrangements satisfactory to Agent and Issuing Bank to eliminate any funding risk associated with the Defaulting Lender. Any Letter of Credit issued on the Closing Date shall be for an amount in Dollars that is greater than $250,000.
     (e) By adding the following new sentences to the end of Section 2.3.3 of the Loan Agreement:
Notwithstanding the foregoing, Borrowers shall Cash Collateralize the LC Obligations of any Defaulting Lender (i) immediately upon demand therefor by Issuing Bank or Agent, if Issuing Bank or Agent states in such demand that a draw has been requested or is reasonably anticipated to be requested under any Letter of Credit (in which case only the Defaulting Lender’s LC Obligations with respect to such draw shall be required to be Cash Collateralized), and, (ii) in any case, within ninety (90) days after demand therefor by Issuing Bank or Agent. In the event that (x) a Defaulting Lender assigns all of its rights and obligations under the Loan Documents pursuant to Section 13.17 or otherwise in accordance with this Agreement, or (y) Agent confirms in writing to Borrowers that Cash Collateralization of the LC Obligations of such Defaulting Lender is no longer required by Agent or Issuing Bank, then any Cash Collateral provided by Borrowers with respect to the LC Obligations of such Defaulting Lender shall be released.
     (f) By deleting Section 3.2.1 of the Loan Agreement in its entirety, and by substituting in lieu thereof the following new Section 3.2.1:
     3.2.1 Unused Line Fee. Borrowers shall pay to Agent for the Pro Rata benefit of Lenders a fee equal to (i) 0.500% per annum of the amount by which the Average Revolver Loan Balance for any month (or portion thereof that the Commitments are in effect) is less than the aggregate amount of the Revolver Commitments; provided that if the Average Revolver Loan Balance for the immediately preceding Fiscal Quarter (or portion thereof) is greater than 50% of the aggregate amount of the Revolver Commitments, then such fee shall be 0.375% per annum of the amount by which the Average Revolver Loan Balance for such month (or portion thereof) is less than the aggregate amount of the Revolver Commitments, in each case such fee to be paid on the first day of the following month, provided that, if the Commitments are terminated on a day other than the first day of a month, then any such fee payable for the month in which termination occurs shall be paid on the effective date of such termination.

     (g) By deleting the reference to “0.65%” contained in Section 3.2.2(a)(i) of the Loan Agreement, and by substituting in lieu thereof a reference to “1.00%”, so that Section 3.2.2 of the Loan Agreement reads in its entirety as follows:
     3.2.2 LC Facility Fees. Borrowers shall pay: (a)(i) to Agent, for the Pro Rata account of each Lender for all Letters of Credit, the Applicable Margin in effect for Revolver Loans that are LIBOR Loans on a per annum basis based on the average amount available to be drawn under Letters of Credit outstanding and all Letters of Credit that are paid or expire during the period of measurement (or, with respect to each Letter of Credit that is secured by cash deposited by Borrowers into the Cash Collateral Account on terms satisfactory to Agent, 1.00% on a per annum basis based on the average amount available to be drawn under all such cash-collateralized Letters of Credit outstanding and all such cash-collateralized Letters of Credit that are paid or expire during the period of measurement), in each case payable monthly, in arrears, on the first Business Day of the following month; (ii) to Agent, for its own account a Letter of Credit fronting fee of 0.125% per annum based on the average amount available to be drawn under all Letters of Credit outstanding and all Letters of Credit that are paid or expire during the period of measurement, payable monthly, in arrears, on the first Business Day of the following month; and (iii) to Issuing Bank for its own account all customary charges associated with the issuance, amending, negotiating, payment, processing, transfer and administration of all Letters of Credit.
     (h) By deleting Section 4.2 of the Loan Agreement, and by substituting in lieu thereof the following new Section 4.2:
     4.2 Defaulting Lender. Agent may (but shall not be required to), in its discretion, retain any payments or other funds received by Agent that are to be provided to a Defaulting Lender hereunder, and may apply such funds to such Lender’s defaulted obligations or readvance the funds to Borrowers in accordance with this Agreement. The failure of any Lender to fund a Loan, to make any payment in respect of LC Obligations or to otherwise perform its obligations hereunder shall not relieve any other Lender of its obligations, and no Lender shall be responsible for default by another Lender. Lenders and Agent agree (which agreement is solely among them, and not for the benefit of or enforceable by any Borrower) that, solely for purposes of determining a Defaulting Lender’s right to vote on matters relating to the Loan Documents and to share in payments, fees and Collateral proceeds thereunder, a Defaulting Lender shall not be deemed to be a “Lender” until all its defaulted obligations have been cured.

     (i) By adding the following new sentence to the end of Section 10.2.6 of the Loan Agreement:
     Notwithstanding the foregoing, in no event shall any Obligor prepay or redeem that certain Negotiable Subordinated Convertible Note dated December ___, 2008, in the original principal amount of $55,000,000, made by MasTec North America, payable to the order of Jon L. Wanzek, in his capacity as sellers’ representative thereunder, without the prior written consent of Agent and Required Lenders.
     (j) By deleting Section 13.17 of the Loan Agreement, and by substituting in lieu thereof the following new Section 13.17:
     13.17 Replacement of Certain Lenders. If a Lender (a) is a Defaulting Lender, or (b) fails to give its consent to any amendment, waiver or action for which consent of all Lenders was required and Required Lenders consented, then, in addition to any other rights and remedies that any Person may have, Agent may, by notice to such Lender within 90 days after such event, require such Lender to assign all of its rights and obligations under the Loan Documents to Eligible Assignee(s) specified by Agent, pursuant to appropriate Assignment and Acceptance(s) and within 20 days after Agent’s notice. Agent is irrevocably appointed as attorney-in-fact to execute any such Assignment and Acceptance if the Lender fails to execute same. Such Lender shall be entitled to receive, in cash, concurrently with such assignment, all amounts owed to it under the Loan Documents, including all principal, interest and fees through the date of assignment (but excluding any prepayment charge).
     3. Prior Consent Letter. This letter amendment supersedes and replaces in its entirety that certain letter agreement dated October 1, 2008 (the “Prior Consent Letter”), among Agent, Lenders and Obligors, pursuant to which Agent and Lenders consented to the purchase by MasTec North America of all of the issued and outstanding capital stock of Wanzek, pursuant to the terms of the Purchase Agreement as in effect on October 4, 2008, prior to the amendment thereof by the First Amendment. Agent’s and Lenders’ consent to the Wanzek Acquisition, as described in this letter amendment, is subject to the terms and conditions set forth herein and shall be governed exclusively by this letter amendment and the Loan Agreement. Any prior written or oral agreement with respect to the same or similar subject matter or transactions described herein, including, without limitation, the Prior Consent Letter, are void and of no further force or effect.
     4. Additional Inducements. To induce the Agent and the Lenders to enter into this letter amendment and consent to or acknowledge Borrowers’ requests set forth above, by their signatures below, each Borrower hereby represents and warrants to the Agent and the Lenders that (a) the Wanzek Acquisition does not or will not conflict with, result in a breach of, or constitute a default under any material provision of any indenture, agreement or other instrument to which any Borrower is a party or by which any Borrower or any of its properties are or may be bound; and (b) no Default or Event of Default exists on the date hereof or will result from the consummation of the Wanzek Acquisition.

     The consents, amendments and agreements set forth herein shall be effective, subject to the foregoing conditions, when the Agent receives five (5) counterparts of this letter amendment, duly executed by each Borrower and the Lenders.
     The consents, amendments and acknowledgments herein are limited as written and do not constitute consents, amendments, acknowledgments, waivers or releases by the Agent or any Lender of any provision of the Loan Agreement or any right of the Agent or any Lender thereunder, except as expressly set forth herein. This letter amendment shall be part of the Loan Agreement and a breach of any representation, warranty or covenant herein shall constitute an Event of Default. Nothing herein shall be construed to be an admission by Borrowers that the Agent’s and the Lenders’ consent or acknowledgment is required with respect to future acquisitions constituting Permitted Acquisitions under the Loan Agreement.
     To the fullest extent permitted by Applicable Law, the parties hereto each hereby waives the right to trial by jury in any action, suit, counterclaim or proceeding arising out of or related to this letter amendment.
[Remainder of page intentionally left blank.]

     This letter amendment shall be governed by and construed in accordance with the internal laws of the State of Georgia and shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. This letter amendment may be executed in any number of counterparts and by different parties to this letter amendment on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same amendment. Any signature page counterpart delivered by a party by facsimile transmission shall be deemed to be an original signature page counterpart hereto.

Very truly yours, BANK OF AMERICA, N.A., as Agent and a Lender
By:	/s/ Dennis S. Losin
	Name:	Dennis S. Losin
	Title:	Senior Vice President

GENERAL ELECTRIC CAPITAL CORPORATION, as a Lender
By:	/s/ Peter DiBiasi
	Name:	Peter DiBiasi
	Title:	Authorized Signatory

PNC BANK, NATIONAL ASSOCIATION, as a Lender
By:	/s/ Alex M. Council
	Name:	Alex M. Council
	Title:	Vice President

SIEMENS FINANCIAL SERVICES, INC., as a Lender
By:	/s/ Sharon Prusakowski
	Name:	Sharon Prusakowski
	Title:	Vice President

By:	/s/ James Fuller
	Name:	James Fuller
	Title:	Vice President and Co-Head

[Signatures continue on following page.]

BORROWERS: MASTEC, INC.
By:	/s/ C. Robert Campbell
	Name:	C. Robert Campbell
	Title:	Chief Financial Officer and Executive Vice President

MASTEC TC, INC.
By:	/s/ C. Robert Campbell
	Name:	C. Robert Campbell
	Title:	Chief Financial Officer and Executive Vice President

MASTEC FC, INC.
By:	/s/ C. Robert Campbell
	Name:	C. Robert Campbell
	Title:	Chief Financial Officer and Executive Vice President

MASTEC CONTRACTING COMPANY, INC.
By:	/s/ C. Robert Campbell
	Name:	C. Robert Campbell
	Title:	Chief Financial Officer and Executive Vice President

MASTEC SERVICES COMPANY, INC.
By:	/s/ C. Robert Campbell
	Name:	C. Robert Campbell
	Title:	Chief Financial Officer and Executive Vice President

MASTEC OF TEXAS, INC.
By:	/s/ C. Robert Campbell
	Name:	C. Robert Campbell
	Title:	Chief Financial Officer and Executive Vice President

MASTEC NORTH AMERICA, INC.
By:	/s/ C. Robert Campbell
	Name:	C. Robert Campbell
	Title:	Chief Financial Officer and Executive Vice President

MASTEC ASSET MANAGEMENT COMPANY, INC.
By:	/s/ C. Robert Campbell
	Name:	C. Robert Campbell
	Title:	Chief Financial Officer and Executive Vice President

CHURCH & TOWER, INC.
By:	/s/ C. Robert Campbell
	Name:	C. Robert Campbell
	Title:	Chief Financial Officer and Executive Vice President

POWER PARTNERS MASTEC, LLC
By:	/s/ C. Robert Campbell
	Name:	C. Robert Campbell
	Title:	Chief Financial Officer and Executive Vice President of member, MasTec North America, Inc.

GLOBETEC CONSTRUCTION, LLC
By:	/s/ C. Robert Campbell
	Name:	C. Robert Campbell
	Title:	Chief Financial Officer and Executive Vice President of member, MasTec North America, Inc.

THREE PHASE LINE CONSTRUCTION, INC.
By:	/s/ Peter Johnson
	Name:	Peter Johnson
	Title:	President

PUMPCO, INC.
By:	/s/ C. Robert Campbell
	Name:	C. Robert Campbell
	Title:	Vice President

NSORO ACQUISITION, LLC
By:	/s/ C. Robert Campbell
	Name:	C. Robert Campbell
	Title:	Vice President

GUARANTORS: PHASECOM SYSTEMS INC.
By:	/s/ C. Robert Campbell
	Name:	C. Robert Campbell
	Title:	Executive Vice President and Chief Executive Officer

INTEGRAL POWER & TELECOMMUNICATIONS CORPORATION, LTD.
By:	/s/ C. Robert Campbell
	Name:	C. Robert Campbell
	Title:	Executive Vice President and Chief Executive Officer

MASTEC NORTH AMERICA AC, LLC
By:	/s/ C. Robert Campbell
	Name:	C. Robert Campbell
	Title:	Executive Vice President and Chief Executive Officer of member, MasTec North America, Inc.

THREE PHASE ACQUISITION CORP.
By:	/s/ C. Robert Campbell
	Name:	C. Robert Campbell
	Title:	Vice President

ACKNOWLEDGMENT
     The undersigned hereby acknowledges (i) receipt of a copy of the foregoing letter amendment to the Second Amended and Restated Loan and Security Agreement (the “Letter Amendment”), (ii) consents to Borrowers’ execution thereof, (iii) acknowledges the restrictions contained in Section 10.2.6 of the Loan Agreement (as amended by the Letter Amendment) on the prepayment and redemption of the Negotiable Subordinated Convertible Note dated December      , 2008, in the original principal amount of $55,000,000, made by MasTec North America, payable to the order of the undersigned, and (iv) agrees to be bound thereby. All capitalized terms used herein, unless otherwise defined herein, shall have the meaning ascribed to such terms in the Letter Amendment.
     IN WITNESS WHEREOF, the undersigned has executed this Acknowledgment on behalf of himself and the Sellers as of December 16, 2008.

/s/ Jon L. Wanzek [SEAL]
JON L. WANZEK, as Sellers' Representative